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                                                               Exhibit (a)(1)(S)

                             SRM Acquisition Company
                                 P. O. Box 8985
                           Wilmington, Delaware 19899


                                                                  March 23, 2001

Barrett Resources Corporation
1515 Arapahoe Street
Tower 3, Suite 1000
Denver, CO  80202

Barrett Resources Corporation
c/o The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware  19801

         Attention:   Mr. Peter A. Dea
                      Chairman and Chief Executive Officer

Ladies and Gentlemen:

         Under Section 220 of the Delaware General Corporation Law and the common law of the State of Delaware, SRM Acquisition Company, a Delaware corporation and an indirect wholly owned subsidiary of Shell Oil Company, a Delaware corporation (the "Purchaser"), as a holder of record of 100 shares of the issued and outstanding common stock, including the associated rights to purchase preferred stock ("Common Stock"), of Barrett Resources Corporation (the "Company"), hereby demands the right, during the usual hours for business, to inspect the following records and documents of the Company and to make copies or extracts therefrom:

                  (1) a complete record or list of the holders of Common Stock (the "Stockholders") of the Company, certified by the Company or its transfer agent, that shows the name, address and account number of each Stockholder and the number of shares of Common Stock registered in the name of such Stockholder as of March 15, 2001, the record date for the Company's 2001 annual meeting (the "Record Date"), or as of the most recent date available if that list is not available as of the Record Date;

                  (2) a computer diskette or other machine readable magnetic computer tape containing a list of the holders of Common Stock as of the date of the list provided in response to paragraph (1) above that shows the name, address and account number and the number of shares held by such Stockholder, such computer processing data as is necessary to enable the Purchaser to make use of that diskette or tape, and a printout of such list for verification purposes;

                  (3) all daily transfer sheets showing changes in the list of Stockholders of the Company referred to above that are in, or come into, the possession of the Company or its

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         transfer agent, from the date of the list provided in response to paragraph (1) above to the conclusion of the tender offer referred to below;

                  (4) all information in, or that comes into, the possession or control of the Company or any of its agents or representatives, or that can reasonably be obtained from nominees of any central certificate depository system, any bank, broker or any other nominee concerning the names and addresses of and number of shares of Common Stock owned by the actual beneficial owners of the Common Stock as of the date of the list provided in response to paragraph (1) above including, without limitation: (i) a breakdown of any such holdings in the name of Cede & Co. and any other similar securities depository or nominee; (ii) all omnibus proxies issued by The Depository Trust Company (the "DTC"),
         (iii) all "Weekly Security Position Listing Daily Closing Balances" reports issued by the DTC (and authorization for Morrow & Co., Inc., the Purchaser's information agent, to receive those reports directly); and (iv) a list or lists containing the name, address and number of shares attributable to any participant in any Company employee stock ownership or comparable plan, the name of the trustee or other administrator of each such plan, the methodology for voting the shares of Common Stock each such plan holds and the method by which the Purchaser or its agents and representatives may communicate with such participants;

                  (5) all information in, or which comes into, the possession or control of the Company or any of its agents or representatives, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees relating to the names of the nonobjecting beneficial owners and consenting beneficial owners of the shares of Common Stock as of the Record Date or as of the most recent date available if that information is not available as of the Record Date in the format of a printout in descending order balance, magnetic computer tape and such computer processing data as is necessary to make use of such magnetic computer tape, and a printout of that magnetic computer tape for verification purposes (which information is readily available to the Company under Rules 14b-1 and 14b-2 under the Securities Exchange Act of 1934 from A.D.P. Proxy Services);

                  (6) a stop list or stop lists relating to Common Stock, or any additions thereto or deletions therefrom from the date of the list provided in response to paragraph (1) above;

                  (7) all respondent bank lists and omnibus proxies for those lists as of the Record Date or as of the most recent date available if that information is not available as of the Record Date (such Information is readily available to the Company under Rule 14b-2 under the Securities Exchange Act of 1934); and

                  (8) a list of all holders owning 1,000 or more shares of Common Stock arranged in descending order as of the date of the list provided in response to paragraph (1) above; and

                  (9) until the conclusion of the tender offer referred to below, all modifications, additions or deletions to any and all information referred to in paragraphs


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         (1) through (8) above as such modifications, additions or deletions become available to the Company or its agents or representatives.

         The Purchaser will promptly reimburse the Company on specification and demand for the reasonable costs incurred by the Company (including those of its transfer agent or registrar) in connection with the production of the aforementioned information.

         The purpose of this demand is to permit the Purchaser to communicate with other Stockholders (1) in connection with the Purchaser's offer to purchase all outstanding shares of the Common Stock, as first announced in The Wall Street Journal on March 12, 2001, and (2) with respect to other matters, including the possible solicitation of written consents, as described in the Purchaser's tender offer materials on file with the Securities and Exchange Commission.

         By the Power of Attorney attached hereto, the Purchaser hereby designates and authorizes Baker Botts L.L.P. and Morrow & Co., Inc., and their respective partners, officers, employees, agents and any other persons to be designated by them or by the Purchaser, acting singly or in combination, to conduct, as the Purchaser's agents, the inspection and copying herein requested. The Purchaser hereby authorizes and requests the Company to deliver the information referred to in paragraphs (3), (4)(iii) and (9) above directly to Morrow & Co., Inc. at 445 Park Avenue, 5th Floor, New York, New York 10022.

         Please acknowledge receipt of this letter by signing the enclosed copy of this letter in the place indicated below and returning it to Ms. Elizabeth Husseini of Baker Botts L.L.P. at One Shell Plaza, 910 Louisiana, Houston, Texas 77002-4995.

         Please advise Mr. Joseph A. Cialone, II of Baker Botts L.L.P. at 713-229-1261 or Ms. Elizabeth Husseini of Baker Botts L.L.P. at 713-229-1571 when and where the items demanded above will be made available to the Purchaser. If the undersigned has not received your response to this request by 9:00 a.m. on March 30, 2001, the undersigned will assume that you do not intend to comply with this demand, and the Purchaser seek appropriate recourse.

                                  Very truly yours,

                                  SRM Acquisition Company


                                  By:  /s/ David T. Lawrence
                                      ------------------------------------------
                                       Name:  David T. Lawrence
                                       Title: Vice President
                                              Exploration & Development



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Receipt Acknowledged on
March ___, 2001

Barrett Resources Corporation


By:
    ----------------------------------------
Name:
      --------------------------------------
Title:
       -------------------------------------










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COUNTY OF HARRIS  }   Section
                  }   Section
STATE OF TEXAS    }   Section

         I, David T. Lawrence, being duly sworn under oath, depose and say that
(1) I am the Vice President Exploration & Production of SRM Acquisition Company,
(2) I am authorized to execute the foregoing letter on behalf of SRM Acquisition Company and (3) each of the statements contained in the foregoing letter are, to the best of my knowledge, true and correct as of the date hereof.

                                        /s/ David T. Lawrence
                                     -------------------------------------------
                                     Name:  David T. Lawrence
                                     Title: Vice President
                                            Exploration and Development

         SUBSCRIBED AND SWORN before me in the State of Texas, County of Harris, on the 22nd day of March, 2001.


My Commission Expires:

           8/6/02                           /s/ Sylvia Grady Wyllie
---------------------------------    -------------------------------------------


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                                POWER OF ATTORNEY

         KNOW ALL MEN that SRM Acquisition Company, a Delaware corporation ("Purchaser"), does hereby make, constitute and appoint Baker Botts L.L.P. and its partners, officers, employees, agents and other persons designated by Baker Botts L.L.P. and Morrow & Co., Inc. and its partners, officers, employees, agents and other persons designated by Morrow & Co., Inc., its true and lawful attorneys-in-fact and agents for it in its name, place and stead, giving and granting unto those attorneys and agents full power and authority to act on its behalf, as a stockholder of Barrett Resources Corporation, to seek the production, and to engage in the inspection and copying, of records and documents of every kind and description, including, without limitation, stocklist materials, the certificate of incorporation and amendments thereto, minutes, bylaws and amendments thereto and any other business records relating to Barrett Resources Corporation. The Purchaser reserves all rights on its part to do any act which said attorneys hereby are authorized to do or perform. This Power of Attorney may be terminated by the Purchaser or said attorneys by written notice to the other. SRM Acquisition Company


                                          By: /s/ David T. Lawrence

                                          Title:  Vice President Exploration &
                                                  Production

                                          Date:  March 22, 2001



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